Exhibit (a)(1)(c)
Your Guide to
The Option Exchange Program
You have until 4 p.m. Pacific Time on September 14, 2011 to make elections online How the Option Exchange Using the Option Exchange
Overview Making Your Decision Questions? Works Website
Next >>
We are pleased to announce the commencement of an Option Exchange program. The commitment and Overview contributions of our employees are key to our success, and we want to recognize and reward performance that contributes to our long-term growth and provide awards that give you a meaningful stake in our company.
How the Option Exchange Works
Making Your Decision About This Guide Using the Option This guide and the other materials on the Option Exchange website will help you understand the Option Exchange Exchange Website and make the election that best fits your situation. Take the following steps to make your election prior to the expiration date of the offer, currently scheduled for 4:00 p.m. Pacific Time on September 14, 2011: Questions Learn. Review the Offer to Exchange and the other offer documents on the Option Exchange website and this guide to learn more about the Option Exchange, and what it means for you and Leap.
Simulate. Use the Exchange Simulator to model the hypothetical future value of the replacement stock options you would receive if you elect to exchange your eligible stock options.
Elect. Submit your election online by 4:00 p.m. Pacific Time on the expiration date. If you make no election, you will automatically keep your current stock options. If you make an election but change your mind, you may change your election until 4:00 p.m. Pacific Time on the expiration date.
This guide is only a summary of the Option Exchange. Please carefully review the Offer to Exchange and the other offer documents available on the Option Exchange website at www.leapstockoptionexchange.com under the “Learn” heading.

change Program Overview How the Option Exchange Works Making Your Decision Using the Option Exchange stions? ?? Back Search Print Exit Prev Next Overview What Are Stock Options? What Is The Option Exchange? How the Option Exchange Works Making Your Decision Using the Option Exchange Website Questions You have until 4 p.m. Pacific Time on September 14, 2011 to make elections online Overview Leap’s long-standing practice has been to grant equity awards from time to time to eligible employees as a substantial component of their at-risk compensation in order to motivate them to achieve key business objectives. Like many telecommunications companies, the price of our common stock has declined over the past several years. As a result, many of our employees hold stock options with exercise prices that are higher than the recent trading prices of Leap common stock. We continue to believe that equity awards are an important component of our compensation program. However, we believe that many employees view their existing stock options as having little or no retentive or incentive value due to the significant difference between the exercise prices and the current market price of Leap common stock. In order to restore the intended retentive and motivational value of our employees’ stock options, we have designed the Option Exchange to give employees the opportunity to exchange eligible existing stock options for a lesser number of replacement stock options with a lower exercise price. In order to achieve this goal without increasing overhang (the total number of shares underlying outstanding stock options as a percentage of Leap’s total shares of common stock), we also designed the Option Exchange to return surrendered options to the authorized pool of shares that may be granted in the future.

Your Guide to
The Option Exchange Program
You have until 4 p.m. Pacific Time on September 14, 2011 to make elections online How the Option Exchange Using the Option Exchange
Overview Making Your Decision Questions? Works Website
<< Prev Next >>
Overview What Are Stock Options?
Stock options are a form of equity that gives you the right to purchase Leap common stock at a set exercise price What Are Stock within a specified period of time. The exercise price is based on the fair market value of Leap common stock on
Options? the date the options are granted. When you exercise your stock options, you purchase shares of Leap common What Is The Option stock at the exercise price, even though the then-current stock price on the date you exercise your stock options
Exchange? may be different. However, because the exercise price of many of the stock options you currently hold is greater How the Option than the recent trading prices of Leap common stock, the underlying options would have no value if you were to Exchange Works exercise those options.
Making Your Decision What Is The Option Exchange? Using the Option To restore the intended retentive and motivational value of our employees’ stock options, Leap is offering you the Exchange Website opportunity to exchange eligible stock options for replacement stock options with a lower exercise price. If you Questions choose to participate in the Option Exchange, you must exchange all of your eligible stock options. In return for exchanging your eligible stock options, you will receive a lesser number of replacement stock options based on certain exchange ratios. The exchange ratios have been calculated for each of your stock option grants separately and are based on the exercise price and remaining term of your eligible stock options, among other things. The exercise price of the replacement stock options will equal the closing price of Leap common stock on the replacement grant date, which is the expiration date of the offer (which is currently scheduled for September 14, 2011).
e Back Search | Print | Exit

Your Guide to
The Option Exchange Program
You have until 4 p.m. Pacific Time on September 14, 2011 to make elections online How the Option Exchange Using the Option Exchange
Overview Making Your Decision Questions? Works Website
<< Prev Next >>
How the Option Exchange Works
Overview The following is a brief overview of the Option Exchange. The Option Exchange is governed by the Offer to How the Option Exchange and the other offer documents, all of which are posted on the Option Exchange website and which you Exchange Works should read carefully and in full before making your election. The Offer to Exchange sets out the terms and conditions of, and provides further information about, the Option Exchange.
Eligibility to Participate in the
Option Exchange Eligibility to Participate in the Option Exchange
Participation in the Option Exchange is open to current employees of Cricket who hold eligible stock options. Eligible Stock Options You must be an employee of Cricket for the duration of the offer period to remain eligible to participate. Exchange Ratios Executive officers and members of the board of directors of Leap are not eligible to participate in the Option Exchange. In addition, consultants, former employees and other third parties who may hold stock options are not
More About eligible to participate in the Option Exchange.
Replacement Stock Options
Making Your Decision Using the Option Exchange Website
Questions

The Option Exchange Program
You have until 4 p.m. Pacific Time on September 14, 2011 to make elections online How the Option Exchange Using the Option Exchange
Overview Making Your Decision Questions? Works Website
<< Prev Next >>
Eligible Stock Options
Overview To be eligible to participate in the Option Exchange, your stock options must have an exercise price of at least $30.00 per share. If the closing price of Leap’s common stock on the replacement grant date is higher than $30.00 How the Option per share, only those stock options with exercise prices higher than that closing price will be eligible to be
Exchange Works exchanged in the Option Exchange. If you choose to participate in the Option Exchange, you must exchange all
Eligibility to of your eligible stock options, meaning you cannot choose to exchange some eligible stock options but not others.
Participate in the Option Exchange
Exchange Ratios
Eligible Stock The number of replacement stock options you will receive for your eligible stock options depends on the exercise
Options price and remaining term of your eligible stock options, among other things. This information was used to Exchange Ratios determine the exchange ratios applicable to your stock options. The exchange ratios are intended to result in a fair value, for accounting purposes, of the replacement stock options that is approximately 50% of the fair value of the
More About
Replacement Stock eligible stock options that are surrendered for exchange.
Options The exchange ratios have been calculated for each of your stock option grants separately. This means that the Making Your Decision various stock option grants you hold may be subject to different exchange ratios. See the Offer to Exchange posted Using the Option on the Option Exchange website for more information. When you use the Exchange Simulator, information Exchange Website regarding your eligible stock options, the exchange ratios applicable to your eligible stock options and the replacement stock options you would receive for your eligible stock options (using a hypothetical exercise price of
Questions
e Back Search | Print | Exit

Your Guide to
The Option Exchange Program
You have until 4 p.m. Pacific Time on September 14, 2011 to make elections online How the Option Exchange Using the Option Exchange
Overview Making Your Decision Questions? Works Website
<< Prev Next >>$6.45 will be available so you can compare the hypothetical future value of retaining your eligible stock options Overview versus exchanging them for replacement stock options in the Option Exchange.
How the Option If the exchange ratio for any of your stock option grants would result in a fractional number of replacement stock
Exchange Works options (for example, 10 eligible stock options would be exchanged for 2.26 replacement stock options), the Eligibility to number of replacement stock options actually received in exchange for eligible stock options in that grant will be
Participate in the rounded to the nearest whole number of shares.
Option Exchange
Eligible Stock Options
Exchange Ratios
More About Replacement Stock Options
Making Your Decision Using the Option Exchange Website
Questions

Your Guide to
The Option Exchange Program
You have until 4 p.m. Pacific Time on September 14, 2011 to make elections online How the Option Exchange Using the Option Exchange
Overview Making Your Decision Questions? Works Website
<< Prev Next >>
Overview More About Replacement Stock Options
• Your replacement stock options will be granted on the replacement grant date, which will be the expiration date How the Option of the Option Exchange.
Exchange Works
• Your replacement stock options will be subject to a three-year vesting schedule, beginning on the date they are Eligibility to granted, as follows: 25% of the shares subject to the replacement stock options will vest on each of the first and
Participate in the second anniversaries of the replacement grant date, and 50% of the shares subject to the replacement stock
Option Exchange options will vest on the third anniversary of the replacement grant date, in each case subject to your continuing Eligible Stock Options employment with Cricket on each vesting date. The “Simulator” section of the Option Exchange website will Exchange Ratios show the specific vesting details of each of your stock options eligible for exchange.
• The term of your replacement stock options will be 10 years from the replacement grant date.
More About will equal the closing price of Leap common stock on the
• The exercise price of your replacement stock options
Replacement Stock
Options replacement grant date.
Making Your Decision Using the Option Exchange Website
Questions
e Back Search | Print | Exit

Your Guide to
The Option Exchange Program
You have until 4 p.m. Pacific Time on September 14, 2011 to make elections online How the Option Exchange Using the Option Exchange
Overview Making Your Decision Questions? Works Website
<< Prev Next >>
• Your replacement stock options will be non-qualified stock options granted under the Leap Wireless
Overview International, Inc. 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan, as amended, regardless of the tax status of the eligible stock options surrendered for exchange.
How the Option The should be treated non tax Exchange Works • Option Exchange as a -taxable event for U.S. federal income purposes because you receive no income when you cancel your existing eligible stock options or are granted the replacement stock
Eligibility to options. Therefore, you should have no tax consequences for participating in the Option Exchange. However,
Participate in the
Option Exchange there may be tax consequences when you exercise your stock options. The federal, state and local tax consequences of each employee will depend on that employee’s individual circumstances. If you are considering
Eligible Stock Options participating in the Option Exchange, you should consult your own financial, legal and/or tax advisors Exchange Ratios concerning the federal, state and local tax consequences in light of your particular situation.
More About Replacement Stock Options
Making Your Decision Using the Option Exchange Website
Questions

Your Guide to
The Option Exchange Program
You have until 4 p.m. Pacific Time on September 14, 2011 to make elections online How the Option Exchange Using the Option Exchange
Overview Making Your Decision Questions? Works Website
<< Prev Next >>
Overview Making Your Decision
This guide and the information contained on the Option Exchange website are intended to help you decide
How the Option Exchange Works whether to participate in the Option Exchange. However, we are not making any recommendations as to whether you should participate. You must make your own decision about participating in the Option Exchange. A number Making Your Decision of risks and other considerations should be factored into your decision. This guide is only a summary of the Using the Option Option Exchange and does not contain all of the information relating to the program. Please read carefully and in Exchange Website full the Offer to Exchange (including the section entitled “Risk Factors”) and the other offer documents posted on the Option Exchange website before making your decision to participate in the Option Exchange. For questions Questions regarding personal tax implications or other investment-related questions, you should talk to your financial, legal and/or tax advisor.
Here are a few of the things you should consider:
• Value of your stock options. It is possible that, in the future, the eligible stock options you currently hold would be economically more valuable than the replacement stock options granted under the Option Exchange. Please see the Offer to Exchange and the other offer documents for more information.
• Exercise price. The exercise price of your replacement stock options will equal the closing price of Leap common stock on the replacement grant date, which will be the expiration date of the Option Exchange.
e Back Search | Print |

Your Guide to
The Option Exchange Program
You have until 4 p.m. Pacific Time on September 14, 2011 to make elections online How the Option Exchange Using the Option Exchange
Overview Making Your Decision Questions? Works Website
<< Prev Next >>
• If you leave before the replacement grant date. If you hold stock options eligible for exchange but your Overview employment at Cricket ends for any reason before the replacement grant date, you will not be able to exchange your stock options and will continue to hold your original stock options, subject to the existing terms of your
How the Option grant. Exchange Works Making Your Decision
• If you leave before vesting. The replacement stock options will be subject to a three-year vesting schedule, as Using the Option outlined in the “More About Replacement Stock Options” section of this guide. If you exchange your eligible Exchange Website stock options, but leave Cricket at any time before your replacement stock options vest, your unvested options Questions will expire upon termination of your employment pursuant to the terms of your grant agreement.
• Tax implications. The Option Exchange should be treated as a non-taxable event for U.S. federal income tax purposes because you receive no income when you cancel your existing eligible stock options or are granted replacement stock options. However, there may be tax consequences to you when you exercise your stock options. Consult your financial, legal and/or tax advisors more information.

Your Guide to
The Option Exchange Program
You have until 4 p.m. Pacific Time on September 14, 2011 to make elections online How the Option Exchange Using the Option Exchange
Overview Making Your Decision Questions? Works Website
<< Prev Next >>
Overview Using the Option Exchange Website
The Option Exchange website is available 24/7 during the offer period, which begins at 5:00 a.m. Pacific Time on
How the Option Exchange Works August 10, 2011, and ends at 4:00 p.m. Pacific Time on the expiration date. The expiration date will be September 14, 2011, unless we extend the offer period.
Making Your Decision
To access the website, go to www.leapstockoptionexchange.com. When you log in the first time, you will need to
Using the Option Exchange Website register for the site. You will be prompted on the site to take the following steps: If You Forget Your Login Questions Information
• Step 1: Enter:
I
Your Cricket Communications email address
e
The last four digits of your Social Security Number steps that are outlined to the left. You will have to choose a
The text shown in the box on the login screen new username and password when you re-register. Any
• Step 2: Create your username and password. elections you made with your old username and password will e Back remain in effect. Search | Print | Exit

Your Guide to
The Option Exchange Program
You have until 4 p.m. Pacific Time on September 14, 2011 to make elections online How the Option Exchange Using the Option Exchange
Overview Making Your Decision Questions? Works Website
<< Prev Next >>
• Step 3: Accept the terms of the site outlined in the “User Agreement.” Read the legal statements carefully and Overview click the box next to each. Finally, click the “Next” button. If you do not acknowledge all of the statements you will not be able to enter the site. You must accept the terms in the “User Agreement” each time you enter the site How the Option in order to log in.
Exchange Works Making Your Decision
• Step 4: You will have now entered the site and will be on the home page. Click on any of the links under the Using the Option “Learn” heading to take you to additional documents relating to the Option Exchange. If you would like to see Exchange Website the hypothetical impact of future stock prices on the value of your options, select the button “Start Here” under Questions the “Simulate” heading on the home page of the Option Exchange website.
The Option Exchange website can help you:
• Learn more about the Option Exchange. The site includes links to important documents that further explain the terms of the Option Exchange, including the Offer to Exchange. Before deciding to participate in the Option Exchange, you should make sure you have received, read and understood the Offer to Exchange and the other offer documents available on the site
• Simulate your exchange. The Exchange Simulator is loaded with your personal data so you will see all of your eligible stock options, their corresponding exchange ratios and the number of replacement stock options you will receive if you participate in the Option Exchange. You can also use this tool to model different hypothetical scenarios to see how your replacement stock options would be impacted based on future potential movement in
e Back Search | Print | Exit

Your Guide to
The Option Exchange Program
You have until 4 p.m. Pacific Time on September 14, 2011 to make elections online How the Option Exchange Using the Option Exchange
Overview Making Your Decision Questions? Works Website
<< Prev Next >> the price of Leap common stock. You can also see when your replacement stock options will vest. You can test as Overview many scenarios as you want over the course of the offer period. It is important for you to note that the Exchange Simulator does not calculate the actual future value of eligible stock options or replacement stock options, as the How the Option values generated by the tool depend on your estimate of the future value of our stock and do not take into
Exchange Works account all relevant factors that may affect the actual value, such as taxes, etc. Note that the Exchange Simulator
Making Your Decision is being provided to you for your convenience, solely for the purpose of allowing you to see how your individual Using the Option options would be impacted by future potential movement in the price of Leap common stock. The Exchange Exchange Website Simulator does not take into account all of the factors that you should consider in deciding whether to Questions participate in the Option Exchange. For the purposes of simulating the future value of your replacement stock options, the Exchange Simulator assumes a hypothetical exercise price for your replacement stock options $6.45 per share, which was the closing price of Leap common stock on August 5, 2011. The actual exercise price of your replacement stock options will be the closing price of Leap common stock on the replacement grant date.
The Exchange Simulator is only an aid and does not in any way change or supplement the terms of the Option Exchange, nor does it constitute a recommendation as to whether you should or should not participate in the Option Exchange.

Your Guide to
The Option Exchange Program
You have until 4 p.m. Pacific Time on September 14, 2011 to make elections online How the Option Exchange Using the Option Exchange
Overview Making Your Decision Questions? Works Website
<< Prev Next >>
• Make your election. If you decide that you would like to exchange all of your eligible stock options on the Overview Option Exchange website, please follow these steps:
How the Option Exchange Works Step 1: Review and select. Review your eligible stock options, select “Go to Make My Election” and select Making Your Decision all of your eligible stock options for exchange.
Step 2: Authorize. Enter your username and the randomly generated, personalized authorization code to Using the Option digitally “sign off” on your choices.
Exchange Website Questions Step 3: Submit. Submit your election on the “Make My Election” page of the Option Exchange website by selecting the “Submit My Election” button. Your election must be received by us on or before 4:00 p.m.
Pacific Time on September 14, 2011, unless we extend this offer.
Step 4: Confirm. Once you submit your election, you will be taken to a screen that confirms your election was saved and provides you with a confirmation code. Click on “Generate a Confirmation Statement” if you would like to print out a record of your election. You will also receive a notification email to your Cricket email address when you submit your election.
e Back Search | Print | Exit

Your Guide to
The Option Exchange Program
You have until 4 p.m. Pacific Time on September 14, 2011 to make elections online How the Option Exchange Using the Option Exchange
Overview Making Your Decision Questions? Works Website
<< Prev Next >>
• Changing your election. You may change your election at any time prior to 4:00 p.m. Pacific Time on the Overview expiration date. To change your election, follow the steps for making your initial election described above, and change your election on the “Make My Election” page of the Option Exchange website by checking or un-How the Option checking the box selecting all of your eligible stock options for exchange. If you change your election, you will
Exchange Works receive a new notification email to your Cricket Communications email address. Making Your Decision
Using the Option Exchange Website Important!
Questions Remember, you can visit the Option Exchange website and make changes to your election as many times as you would like until 4:00 p.m. Pacific Time on September 14, 2011, unless we extend this offer. You will be bound by the last properly submitted election we receive before the expiration of the offer.

Your Guide to
The Option Exchange Program
You have until 4 p.m. Pacific Time on September 14, 2011 to make elections online How the Option Exchange Using the Option Exchange
Overview Making Your Decision Questions? Works Website
<< Prev Next >>
Overview Questions
If you have questions that are not addressed in this guide, please contact the Stock Administration Department at
How the Option Exchange Works 858-882-9035 or optionexchange@cricketcommunications.com.
Making Your Decision Other Resources
The following documents and tools relating to the Option Exchange are contained on the Option Exchange
Using the Option website at www.leapstockoptionexchange.com: Exchange Website
Questions • The Offer to Exchange, which contains details regarding the terms and conditions of the offer.
• Frequently Asked Questions (FAQs), which answers many of the common questions asked about the Options Exchange.
• The Leap Wireless International, Inc. 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan, as amended, and the 2004 Stock Plan Prospectus.
• Exchange Simulator, a tool that provides personalized information about your stock options that are eligible for the Option Exchange and allows you to simulate the exchange of your eligible stock options using hypothetical values.
e Back Search | Print | Exit

Your Guide to
The Option Exchange Program
You have until 4 p.m. Pacific Time on September 14, 2011 to make elections online How the Option Exchange Using the Option Exchange
Overview Making Your Decision Questions? Works Website
<< Prev Next >>
Overview Glossary
• Common stock: A form of equity ownership in a company. The price of common stock fluctuates based on
How the Option Exchange Works market conditions.
• Exchange ratio: The ratio that determines how many replacement stock options you will receive if you Making Your Decision exchange your eligible stock options. Exchange ratios have been determined on a grant-by-grant basis. Using the Option • Exercise price: The price at which you may purchase Leap shares when you exercise your stock options. Exchange Website • Expiration date: The date the offer expires. We expect that the offer will expire at 4:00 p.m. Pacific Time on September 14, 2011. We may extend the expiration date at our discretion. If we extend the offer, the term Questions “expiration date” will mean the date the extended offer expires.
• Replacement grant date: The day that your replacement stock options will be granted pursuant to the Option Exchange. The replacement grant date will be the same as the expiration date, and the exercise price of your replacement stock options will equal the closing price of Leap common stock on that day. The replacement grant date is currently scheduled for September 14, 2011.

Your Guide to
The Option Exchange Program
You have until 4 p.m. Pacific Time on September 14, 2011 to make elections online How the Option Exchange Using the Option Exchange
Overview Making Your Decision Questions? Works Website
<< Prev
• Stock options: Equity awards that give the award holder the right to purchase shares of Leap common stock at Overview a specified price (called the “exercise price”) within a specified period of time (called the “term”).
• Surrendered: Surrendered options refer to eligible stock options that you have given up your rights to in How the Option exchange for replacement stock options. Leap will return surrendered options to the authorized pool of shares
Exchange Works that may be granted in the future. Making Your Decision
• Term: The period during which you may exercise your stock options. The “term” of stock options granted by Using the Option Leap is generally ten years from the date of grant.
Exchange Website Vesting: become
• The process by which stock options exercisable. The vesting conditions of a stock option are Questions specified in the equity plan under which the stock option is granted and the stock option agreement between you and Leap evidencing the stock option. When a portion of your stock option has vested, you may exercise the vested portion to purchase shares of Leap common stock.